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EXHIBIT 10.1

CONSULTING SERVICES PLAN

        THIS CONSULTING SERVICES PLAN (the "Plan") is entered into as of November 21, 2002 by and between IQUNIVERSE, Inc., a Minnesota corporation with a principal address of Riverplace, 56 Main Street SE, Suite 141, Minneapolis, Minnesota 55414 ("IQUNIVERSE"), Vincent G. Ella, 150 South Fifth Street, Suite 1800, Minneapolis, Minnesota 55402 ("Ella"), and Doug Seelander ("Seelander") (referred to together "Consultants").

R E C I T A L S:

        WHEREAS, IQUNIVERSE is a public company whose common stock is quoted on the OTC bulletin board;

        WHEREAS, Ella is an attorney licensed in the State of Minnesota who has provided, and proposed to continue to provide, general corporate legal services for IQUNIVERSE;

        WHEREAS, Seelander is a Consultant who has provided, and proposed to continue to provide, consulting services for IQUNIVERSE in connection with the proxy statement, special shareholders' meeting, and the pending transaction between IQUniverse and Wireless Ronin Technologies, Inc.

        WHEREAS, IQUNIVERSE desires to contract with Ella for the provision of ongoing legal services, which services shall not be in connection with the offer or sale of securities in a capital-raising transaction and shall not directly or indirectly promote or maintain a market for the Company's securities, by issuance of shares of the Company's common stock in lieu of cash payment, such shares to be unrestricted.

        WHEREAS, IQUNIVERSE desires to contract with Seelander for the provision of ongoing consulting services, which services shall not be in connection with the offer or sale of securities in a capital-raising transaction and shall not directly or indirectly promote or maintain a market for the Company's securities, by issuance of shares of the Company's common stock in lieu of cash payment, such shares to be unrestricted.

        NOW, THEREFORE, it is mutually agreed by and between the parties as follows:

        In consideration of the performance by each of the Consultants of the consulting services described in the above, IQUNIVERSE will issue 250,000 shares of IQ UNIVERSE's common stock to Ella, and IQUNIVERSE will issue 60,000 shares of IQUNIVERSE's common stock to Seelander (the "Shares"). These shares will be issued as soon as practicable following execution of this Agreement, the filing of an Amendment to the Articles of Incorporation increasing the authorized shares of common stock of the Company as approved at the special Shareholders' Meeting held on November 18, 2002, and the filing of a Registration Statement under the Securities Act of 1993, as amended on Form S-8 covering the shares.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

IQ UNIVERSE, INC., a Minnesota corporation
By:	/s/ PAUL D. CRAWFORD Paul D. Crawford, Chairman, CEO, and CFO
By:	/s/ VINCENT G. ELLA Vincent G. Ella, Consulting Service Provider
By:	/s/ DOUG SEELANDER Doug Seelander, Consulting Service Provider

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CONSULTING SERVICES PLAN
R E C I T A L S